UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 15, 2022. Of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, there were present, in person or by proxy, 67% of the total voting power of all of the outstanding common shares. At the Annual Meeting, the shareholders voted on two proposals, as described in greater detail in the Definitive Proxy Statement, and cast their votes as described below.

1.	The following individuals were elected to serve as directors of the Company, each of whom will hold office until the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified. Votes cast were as follows:

Nominee	For	Withhold

Bradley J. Nattrass	6,406,006	142,236
James H. Dennedy	6,480,712	67,530
James R. Lowe	4,947,451	1,600,791
Lewis O. Wilks	5,046,558	1,501,684
Anita Britt	5,047,329	1,500,913
David Hsu	6,447,537	100,705
Sonia Lo	6,530,137	18,105

2.	To ratify the appointment of BF Borgers CPA PC as the Company’s independent registered public accountant to audit the Company’s books and records for its fiscal year ending December 31, 2022. Votes were cast as follows:

For	Against	Abstain

6,958,876	161	1,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: June 28, 2022	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer